UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

Alight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Overlook Point
Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 737-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting of Stockholders of Alight, Inc. (the “Company”) held on May 17, 2023, stockholders voted on the proposals set forth and described below.

The number of votes cast for, withheld or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the stockholders as follows:

Proposal No. 1 - Election of Directors: Each of our Class II Directors listed below were elected to serve terms expiring at the 2026 Annual Meeting of Stockholders of the Company, or until a successor is duly elected and qualified, except in the case of a Director's earlier death, resignation, retirement, disqualification, removal or incapacity.

Director	Votes For	Votes Against	Votes Withheld	Broker Non-Votes

Daniel S. Henson	408,704,593	69,111,527	714,200	23,010,438
Richard N. Massey	437,088,696	37,478,455	3,963,169	23,010,438
Kausik Rajgopal	475,210,498	2,603,457	716,365	23,010,438
Stephan D. Scholl	470,116,061	7,684,513	729,746	23,010,438

Proposal No. 2 - Ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023: The stockholders approved this proposal.

Votes For	Votes Against	Abstain	Broker Non-Votes

501,041,879	314,071	184,808	N/A

Proposal No. 3 - Approval, on an advisory (non-binding) basis, of the 2022 compensation paid to our named executive officers: The stockholders approved this proposal.

Votes For	Votes Against	Abstain	Broker Non-Votes

470,203,854	8,282,619	43,847	23,010,438

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

Date:	May 18, 2023	By:	/s/ John A. Mikowski
John A. Mikowski, Executive Vice President, Deputy General Counsel and Assistant Corporate Secretary